Exhibit 10.9

SunTrust Bank

3333 Peachtree Street, N.E.

Atlanta, Georgia 30326

Borrowing Base Notification

May 24, 2018

Riley Exploration-Permian, LLC

29 East Reno, Suite 500

Oklahoma City, OK 73104

Attention:	Jeffrey M. Gutman
Chief Financial Officer

Re:	Credit Agreement, dated as of September 28, 2017, among Riley Exploration – Permian, LLC ( “Borrower”), the lenders from time to time party thereto (the “Lenders”), and SunTrust Bank, as administrative agent (“Administrative Agent”) for the Lenders (as the same may be amended, modified or restated from time to time, the “Credit Agreement”). Terms defined in the Credit Agreement are used herein with the same meaning.

Dear Mr. Gutman:

In connection with the most recent scheduled determination of the Borrowing Base for May 1, 2018 under Section 2.4(b) of the Credit Agreement, Administrative Agent, on behalf of the Lenders, hereby notifies you that, effective as of the Business Day following delivery of this Borrowing Base Notification, until the next redetermination of or other adjustment to the Borrowing Base pursuant to the Credit Agreement, as applicable, the Borrowing Base under the Credit Agreement is increased to One Hundred Million Dollars ($100,000,000.00).

Except to the extent expressly modified herein, all of the terms and conditions of the Credit Agreement and the other Loan Documents are, and remain, in full force and effect in accordance with their respective terms.

This Borrowing Base Notification does not imply any obligation on the part of Administrative Agent or the Lenders, and neither Administrative Agent nor the Lenders shall be obligated at any time, to grant (i) any other increase in the Borrowing Base or (ii) any amendments, modifications, consents, or waivers to the Credit Agreement or any Loan Documents.

Neither this Borrowing Base Notification, nor any other actions taken by, or any inaction on the part of, Administrative Agent or the Lenders, shall be deemed to be (i) a waiver of any Default or Event of Default which exists or may exist hereafter, except as expressly provided herein, or (ii) a waiver of (or an agreement to forbear from exercising) any rights or remedies that Administrative Agent or the Lenders have pursuant to the Credit Agreement and applicable law by reason of any Default or Event of Default.

This Borrowing Base Notification may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Borrowing Base Notification

THIS BORROWING BASE NOTIFICATION, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this letter, which shall become a binding agreement upon our receipt.

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signature pages follow.

Borrowing Base Notification

Sincerely, SUNTRUST BANK, as Administrative Agent

By:	/s/ Ben Brown
Ben Brown Director

Borrowing Base Notification

Signature Page

AGREED TO AND ACCEPTED BY: RILEY EXPLORATION - PERMIAN, LLC

By:	/s/ Jeffrey M. Gutman
Jeffrey M. Gutman Chief Financial Officer

Borrowing Base Notification

Signature Page